LOAN AGREEMENT-1st Extension

This Loan Agreement (the “Agreement”) is entered into, between the EFT Biotech Holdings, Inc. (“Lender”), located in City of Industry, CA, EFT Investment Co., LTD., a wholly owned subsidiary of Lender (Subsidiary), located in Taipei, Taiwan and Excalibur International Marine Corporation (“Borrower”) located in Taipei, Taiwan.

AUTHORITY AND LOAN

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Pursuant to the Board’s resolution, Lender has approved Borrower’s loan originally dated November 25, 2008. Lender’s approval of Borrower’s loan under this Agreement are made on reliance that borrower will pay back upon secure a loan from local banks in Taiwan. By executing this Agreement the Borrower represents under penalty of perjury are true and accurate in all respects.

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Lender agreed to loan (the “Loan”), dated November 25, 2008, to Borrower, via its Subsidiary, the Lender’s wholly owned subsidiary, in the amount of US Five Hundred Thousand Dollars (US$500,000), evidenced by a Promissory Note (the “Promissory Note”) attached hereto as Exhibit A.

-	Pursuant to the Board’s resolution, Lender has approved to extend the Loan due at December 25, 2008 to May 25, 2009 under this Agreement.

PURPOSE

The Borrower agrees to expend all funds disbursed pursuant to this Agreement only for the purposes of its business operation and in the amounts set forth in the Borrower’s Budget. Any other use of funds disbursed hereunder shall require prior written approval by Lender.

LOAN REPAYMENT AND INTEREST

All Loan funds disbursed hereunder, together with all interest payable thereon, shall be repaid to Lender in accordance with the terms of the Promissory Note. The Loan shall bear simple interest at the monthly rate set forth in the attached Promissory Note on the principal balance of Loan funds disbursed to the Borrower. Payment of said interest shall be due at the end of the loan term, and interest shall accrue from the time of disbursement of Loan funds to the Borrower until receipt of full Loan repayment to Lender.

EFFECTIVE DATE OF AGREEMENT

This Agreement shall become effective on the date it is approved and executed by Lender at City of industry, California (the “Effective Date”).

The Borrower agrees to complete performance of its obligations within the time periods required by Lender and any fully executed documents, if applicable.

PREPAYMENT

Borrower shall have the right to prepay all or any part of the outstanding balance of this Loan at any time without penalty. Any partial prepayment will not excuse any later scheduled payments until the Loan is paid in full. Prepayments shall be applied first to the payment of any outstanding late fees, then to interest and then to principal installments.

PROMISSORY NOTE

In order to evidence its debt to Lender hereunder, the Borrower agrees to, contemporaneously with the execution of this Agreement, execute and deliver to Lender the Promissory Note (attached as Exhibit A hereto).

ACCOUNTS

A.
The Borrower agrees to establish on its books a separate account for this Loan. This account shall be maintained, and is subject to review and audit by Lender, as long as the Loan obligation remains unsatisfied.

B.
The Borrower further agrees to maintain records that accurately and fully show the date, amount, purpose, and payee of all expenditures drawn on said account for three (3) years after the date Lender determines this Loan is repaid in full.

C.
The Borrower further agrees to allow Lender, or its designated representatives, on written request, to have reasonable access to, and the right of inspection of, all books and records that pertain to the Loan account.

DEFAULT

The Borrower’s failure to comply with any of the terms of the Agreement shall constitute a breach of this Agreement and an Event of Default. In the event of any default, Lender may, in its discretion, declare this Agreement to have been breached and be released from any further performance hereunder. Events of default are detailed in the Promissory Note and are incorporated herein by reference.

A.
In the event of any default or breach of this Agreement by the Borrower, Lender, without limiting any of its other legal rights or remedies, may accelerate the Loan and declare any remaining unpaid principal balance, along with accrued interest and late fees, immediately due and payable, as provided in the Promissory Note evidencing this Loan.

B.
In the event of any default or breach of this Agreement by the Borrower, Lender shall have priority right above any secured or unsecured creditor to declare any remaining unpaid principal balance, along with accrued interest and late fees, immediately due and payable, as provided in the Promissory Note evidencing this Loan.

GENERAL TERMS

A.	Indemnification by Borrower

The Borrower agrees to indemnify, defend, and save harmless Lender and its officers, agents, and employees from any and all claims, losses, or costs (including reasonable attorney fees) arising out of, resulting from, or in any way connected with the Loan or this Agreement, or the financing or the operation of the business financed with the Loan.

B.	Independent Capacity

The Borrower, and the agents and employees of Borrower, in the performance of this Agreement, shall and do act in an independent capacity, and they acknowledge and agree that they are not officers or employees or agents of the Lender and accordingly they are not authorized to act, and may not act, in such capacity.

D.	Assignment

Without the written consent of Lender, this Agreement is not assignable or transferable by Borrower either in whole or in part. Lender may assign its rights under this Agreement for security purposes, and in such event the assignee of this Agreement shall be entitled to enforce the provisions hereof and shall be a third party beneficiary of this Agreement.

E.	Amendment

No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto, and no oral understanding or agreement not incorporated herein shall be binding on any of the parties hereto.

G.	Severability

In the event that any provision of this Agreement is unenforceable or held to be unenforceable, then the parties agree that all other provisions of this Agreement continue to have force and effect and shall not be affected thereby.

H.	Governing Law and Venue

This Agreement is governed by and shall be interpreted in accordance with the laws of the State of California. Venue shall be in Los Angeles County. In any contest arising under the Loan Documents, Lender and the Borrower agree to waive a trial by jury.

I.	Borrower Authorization

The Borrower certifies that it has full power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Borrower. The Borrower acknowledges that the resolution of its governing body or other official action authorizing it to enter into this Agreement also authorizes such further acts as are necessary, including execution of the Promissory Note as well as Security Agreement, if any, to implement and further the intent of this Agreement.

NOTICE

Any notice required to be given to Lender hereunder shall be sent to 929 Radecki Ct., City of Industry, California 91748, attention Sharon Tang, CFO, or at such other address as Lender may designate in writing to the Borrower. Any notice required to be given to the Borrower hereunder shall be sent to the address shown below the Borrower’s execution of this Agreement, or at such other address as the Borrower shall designate in writing to Lender. Notice to either party may be given using the following delivery methods: U.S. Mail, overnight mail, or personal delivery, providing evidence of receipt, to the respective parties identified in this Agreement. Delivery by fax or e-mail is not considered notice for the purposes of this Agreement. Notice shall be effective when received, unless otherwise stated in this Agreement.

IN WITNESS WHEREOF, this Loan Agreement has been executed by the parties hereto.

Lender	Borrower

/s/ Jack Qin	/s/ Jen-Ho Chiao
Jack Qin	Jen-Ho Chiao
Executive Director	Chairman

Subsidiary

/s/ Jack Qin
Jack Qin
Director

EXHIBIT A

PROMISSORY NOTE

1.
For value received, the undersigned, (hereinafter referred to as the “Borrower”), promises to pay to the order of the EFT Investment Co., LTD, a wholly owned subsidiary of EFT BioTech Holdings, Inc. (hereinafter referred to as  “Lender”), at its principal place of business at 929 Radecki Court, City of Industry, California 91748, or at such other place as Lender may designate, the principal sum of US Five Hundred Thousand Dollars (US$500,000) or such lesser amount as shall equal the aggregate amount disbursed to the Borrower by Lender pursuant to the Agreement between the Borrower and Lender, together with interest thereon at the rate of 3.75% percent per month on the unpaid principal balance, computed from the date of each disbursement to the Borrower, until the Loan is repaid by the Borrower. Principal, together with interest thereon, is due and payable at the end of the loan terms, until said principal and interest shall be paid in full.

2.
The Borrower may prepay this Promissory Note in full or in part, without penalty. Any partial prepayment will not excuse any later scheduled payments until the Loan is paid in full. Prepayments shall be applied first to the payment of any outstanding late fees, then to interest and then to principal installments.

3.	On the occurrence of any event of default, as defined in paragraph 4 of this Promissory Note, Lender, at its sole election, may take any or all of the following actions:

A.
Declare all or any portion of the principal balance, along with accrued interest and late fees, under this Promissory Note to be immediately due and payable and may proceed to enforce this Promissory Note, upon the expiration of not less than thirty (30) days after the date written notice of Lender’s decision to accelerate is sent to Borrower. All amounts due after acceleration shall bear interest at the rate of ten percent (10%) per annum. Lender may exercise this option to accelerate during any default by Borrower regardless of any prior forbearance.

B.
Require Borrower to take any and all action necessary, as security for the loan, to provide the Vessel as collateral under duly executed security documents and agrees to be bound by the terms contained therein to Lender as the Secured Party.

C.	Exercise all of its rights and remedies enumerated herein, which rights are in addition to and not in limitation of any other rights Lender may have under the Agreement and applicable law.

4.	Each of the following events and conditions shall constitute an event of default under this Promissory Note and the Agreements:

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A.	Failure of the Borrower to repay any principal, accrued interest, and late fees, if applicable, when due under the terms of this Promissory Note.

B.	Failure of the Borrower to comply with, and satisfy, all the terms, conditions, and obligations, required by the Loan Agreement as a condition for this Loan.

C.	Termination of the Loan Agreement pursuant to the terms thereof or breach by the Borrower of any terms or conditions of said Loan Agreement.

D.	Failure of the Borrower to obtain and maintain insurance for the vessel.

E.
Occurrence of: (1) the Borrower becoming insolvent or bankrupt or being unable or admitting in writing its inability to pay its debts as they mature or making a general assignment for the benefit of or entering into any composition or arrangement with creditors; (2) proceedings for the appointment of a receiver, trustee, or liquidator of the assets of the Borrower or a substantial part thereof, being authorized or instituted by or against the Borrower; (3) proceedings under any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law, or any jurisdiction being authorized or instituted against the Borrower; or (4) the Borrower ceases operations, is dissolved, or terminates its existence.

F.
Discovery of any false or misleading statement, warranty, representation, or fact, whether or not contained in any other Loan Documents, that when made or furnished to the Lender by or on behalf of the Borrower was relied upon by  Lender and induced it to extend the Loan to Borrower.

5.
No delay or failure of Lender in the exercise of any right or remedy hereunder or under any other agreement which secures or is related hereto shall affect any such right or remedy, and no single or partial exercise of any such right or remedy shall preclude any further exercise thereof, and no action taken or omitted by Lender shall be deemed a waiver of any such right or remedy.

6.
Any notice required to be given to the Borrower hereunder shall be sent to the address shown on the Loan Agreement, or at such other address as the Borrower shall designate in writing to Lender. Notice to either party may be given using the following delivery methods: U.S. Mail, overnight mail, or personal delivery, providing evidence of receipt, to the respective parties identified in this Agreement. Delivery by fax or e-mail is not considered notice for the purposes of this Promissory Note.

7.
Borrower agrees to pay all costs and expenses, including reasonable attorney fees, which may be incurred by Lender in the enforcement and defense of the Loan Agreement, including such costs and expenses incurred in any appeal.

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8.
This Promissory Note shall be binding upon the Borrower and its permitted successors and assigns and upon Lender and its permitted successors and assigns. Without the written consent of Lender, this Promissory Note is not assignable or transferable by Borrower either in whole or in part. Lender may assign its rights under this Promissory Note for security purposes, and in such event the assignee of this Promissory Note shall be entitled to enforce the provisions hereof and shall be a third party beneficiary of this Promissory Note.

9.	This Promissory Note shall be construed and enforced in accordance with the laws of the State of California.

Excalibur International Marine Corporation
Borrower

Jen-Ho Chiao
Name of Authorized Representative

/s/ Jen-Ho Chiao
Authorized Signature

Chairman
Title

December 25, 2008
Date

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